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                                                                   EXHIBIT 10.16

                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 9, 2000, by and between SHOE PAVILION CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                   RECITALS
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     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 1998, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1.   The following is hereby added to the Credit Agreement as Section 1.2
(d):

               "(d) Unused Commitment Fee. Borrower shall pay to Bank
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          a fee equal to one-quarter percent (0.25%) per annum
          (computed on the basis of a 360-day year, actual days elapsed) On the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears on first day of Each month, effective on April 1, 2000 through and expiring on October 1, 2000."

     2. Section 4.8 (c) is hereby deleted in its entirety, and the following substituted therefore:

               "(c) EBITDA, as determined on a rolling four-quarter basis, shall not be less than $4,300,000.00 as of the first and second fiscal quarters for the fiscal year 2000, and shall not be less than $5,000,000.00 quarterly thereafter, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense."

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit

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Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                        WELLS FARGO BANK,
SHOE PAVILION CORPORATION                NATIONAL ASSOCIATION


By: _____________________________       By: _____________________________
                                            Brian O'Melveny
                                            Vice President
Title: __________________________

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